Exhibit 99.1

FOR IMMEDIATE RELEASE

Stacy Roughan

Director, Investor Relations

IHOP Corp.

818-637-3632

IHOP CORP. EXTENDS TIMEFRAME FOR REFINANCING COMPLETION

GLENDALE, Calif., February 9, 2007 — IHOP Corp. (NYSE: IHP) today announced that it will delay the completion of its corporate refinancing currently underway, and that it now expects this transaction will be completed after the Company resolves issues related to its trademarks and service marks.

Subsidiaries of IHOP Corp. intend to issue up to $200 million of notes in a private securitization; consisting of $175 million in medium term notes and $25 million of variable funding notes.  The proceeds from this transaction will be distributed to IHOP Corp. and used primarily to repay IHOP Corp.’s existing indebtedness and for share repurchases.

The securities will not be registered under the Securities Act of 1933, as amended, or any state securities laws and, unless so registered, may not be offered or sold in the United States, or any other jurisdiction, absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for more than 45 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, salads, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California based IHOP Corp.  As of December 31, 2006, the end of IHOP’s fourth quarter, there were 1,302 IHOP restaurants in 49 states and Canada.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release.  They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new IHOP restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters,

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

IHOP CORP.  •  INTERNATIONAL HOUSE OF PANCAKES, INC.  • IHOP REALTY CORP.  • IHOP PROPERTIES, INC.  • IHOP ENTERPRISES, INC.

disease outbreaks, epidemics or pandemics impacting the Company’s customer base or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP and International House of Pancakes brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission.  Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.